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                                                                   EXHIBIT 11(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the use of our report dated May 16, 1997, and to all references to our Firm included in or made a part of this amendment to the registration statement on Form N-1A of Northern Funds (a Massachusetts business trust consisting of the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Florida Intermediate Tax-Exempt Fund, Tax-Exempt Fund, International Fixed Income Fund, Income Equity Fund, Stock Index Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, International Growth Equity Fund, International Select Equity Fund and Technology Fund).



/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP









Chicago, Illinois
March 13, 1998